Exhibit 99






Release Date:                                          Further Information:

IMMEDIATE RELEASE                                      David J. Bursic
January 27, 2009                                       President and CEO -or-
                                                       Pamela M. Gregio
                                                       Investor Relations
                                                       Phone: 412/364-1913



              WVS FINANCIAL CORP. ANNOUNCES QUARTERLY CASH DIVIDEND


         WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors at their meeting on January 27, 2009 declared a regular $0.16 cash dividend on the common stock of the Company, payable on February 19, 2009 to the stockholders of record at the close of business on February 9, 2009.

         WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.


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